Acquisition of One Florida Bank May 15, 2026 EX-99.2

This presentation contains forward-looking statements within the meaning of, and subject to the protections of, section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Statements about the proposed acquisition, including future financial and operating results, may differ materially from those set forth in the forward looking statements, including as a result of changes in the level of business contracts to be acquired, the ability to retain customers and employees following closing, receipt of certain third party or regulatory approvals and the ability to realize expected cost savings or other synergies from the acquisition. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025 and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements

Transaction Highlights Expanding Into High-Growth Markets Strategic expansion along the I-4 corridor in Florida into a high-growth market One Florida Bank (“OFB”)(1) is the largest independent bank in Orlando, the 3rd fastest growing large metro(2) in the U.S. Leveraging Synergies Opportunity to leverage fee income capabilities of recent Sabal Trust Company acquisition Brings together local talent, market expertise, and the breadth of the Hancock Whitney platform Complementary culture and values, similar operational and strategic ambitions Improving Financial Results Acquisition criteria and financial results align with long-term strategic goals and core values Diversified loan book and attractive deposit base complementary to Hancock Whitney franchise Attractive capital deployment opportunity to drive earnings growth Expected pro forma return on tangible common equity (ROTCE) of 16.3% in 2027 Jacksonville Orlando Tampa Tallahassee Panama City Pensacola Miami Hancock Whitney Bank (32 Financial Centers) (3) One Florida Bank (6 Financial Centers) Sabal Trust Company (4 Locations) One Florida Bank (“OFB”) is the wholly-owned banking subsidiary of OFB Bancshares, Inc. Large metro defined as MSAs with total population greater than 1 million Includes only Hancock Whitney branches located in Florida Source: S&P Capital IQ Pro

($ in millions) FY FY FY Balance Sheet 2023 2024 2025 1Q26 Consolidated Assets 1,578 1,833 2,048 2,119 Gross Loans 1,279 1,499 1,621 1,681 Consolidated Deposits 1,401 1,635 1,800 1,862 Consolidated Equity 125 145 171 178 Profitability         Consolidated Net Income 12.1 14.4 22.8 6.1 Consolidated ROA (%) 0.80 0.84 1.17 1.18 Consolidated ROE (%) 10.2 10.7 14.4 14.0 Net Interest Margin (%) 3.08 3.06 3.41 3.44 Efficiency Ratio (%) 61 58 52 51 Balance Sheet Ratios         Loans / Deposits (%) 91 92 90 90 Consolidated TCE / TA (%) 7.9 7.9 8.4 8.4 Asset Quality NPAs / Assets (%) 0.02 0.05 0.24 0.17 Reserves / Loans (%) 0.82 0.83 0.83 0.80 NCOs / Avg. Loans (%) 0.05 0.01 0.00 0.11 Overview of OFB Bancshares, Inc. Total Deposits 12/31/20 $s in millions Time Deposits (retail) $1,835 7% Time Deposits (brokered) $14 ― Interest-bearing public funds $3,235 12% Interest-bearing transaction & savings $10,414 37% Noninterest bearing $12,200 44% $s in billions Avg Qtrly Deposits LQA EOP growth $28.0 $26.0 $24.0 $22.0 $20.0 $18.0 $16.0 1Q20 $24.3 20% 2Q20 $26.7 37% 3Q20 $26.8 -4% 4Q20 $27.0 10% 1Q21 $27.0 10% HNCOCK WHITNEY 15 #1 Community Bank(1) in the Orlando MSA ranked by deposits Disciplined growth focused on continued profitability and pristine asset quality Operates in a desirable market with sustainable growth Well-tenured management team committed to the combined organization Financial Highlights Total Loans $1.7B Yield on Loans: 6.06% Total Deposits $1.9B Cost of Deposits: 2.22% Loan and Deposit Portfolio “Community Bank” defined as having less than $15 billion in total assets “Jumbo CDs” defined as those with balance greater than $100 thousand Note: Unaudited financial data as of March 31, 2026

Meaningful Florida Presence

- Complementary to Hancock Whitney's existing Florida organization with enhanced ability to compete with regionals and super regionals through additional scale, size, comprehensive product offerings, and modern technology
- Approximately 21% of pro forma deposits will be based in Florida, compared to 16% for standalone Hancock Whitney
- Expect to be the 5th largest regional or community bank in Florida based on pro forma market share

Rapidly Scaling Florida Presence



Total FL Loans
$6.5B
33%+
$1.6B
$4.9B
Standalone
Pro Forma
Total FL Deposits
$6.6B
36%+
$1.7B
$4.8B
Standalone
Pro Forma

Florida Regional & Community Bank Market Share[1]

Rank	Institution	# of Branches	Total Deposits ($M)	Mkt. Share (%)
1	BankUnited Inc.	49	21,636	13.9
2	Seacoast Banking Corp. of Florida	104	16,644	10.7
3	Amerant Bancorp Inc.	24	8,318	5.3
4	Home BancShares Inc.	82	8,031	5.1
	Pro Forma	38	6,560	4.2
5	Ocean Bankshares Inc.	24	6,128	3.9
6	Ameris Bancorp	49	5,915	3.8
7	Bank OZK	45	5,528	3.5
8	Hancock Whitney Corp.	32	4,830	3.1
9	Capital City Bank Group Inc.	53	3,313	2.1
10	Banesco USA	6	3,268	2.1
11	First Federal Bancorp MHC	26	3,108	2.0
12	TFS Financial Corp.	15	2,916	1.9
13	Commerce Bancshares Inc.	10	2,738	1.8
14	Tampa Bay Banking Co.	13	2,725	1.7
15	United Community Banks Inc.	22	2,522	1.6
27	OFB Bancshares Inc.	6	1,730	1.1

Orlando Market Share

Rank	Institution	# of Branches	Total Deposits ($M)	Mkt. Share (%)
1	Truist Financial Corp.	58	13,439	19.4
2	Bank of America Corp.	46	12,410	17.9
3	JPMorgan Chase & Co.	52	9,620	13.9
4	Wells Fargo & Co.	44	9,278	13.4
5	Regions Financial Corp.	34	2,878	4.2
6	Fifth Third Bancorp	34	2,706	3.9
7	Seacoast Banking Corp. of Florida	16	2,214	3.2
8	The Toronto-Dominion Bank	15	2,074	3.0
9	SouthState Bank Corp.	15	1,675	2.4
10	OFB Bancshares Inc.	5	1,671	2.4
11	PNC Financial Services Group Inc.	20	1,278	1.8
12	Pinnacle Financial Partners Inc.	6	1,122	1.6
13	First Horizon Corp.	9	933	1.3
14	Cogent Bancorp Inc.	2	929	1.3
15	Valley National Bancorp	6	750	1.1

(1) Regional & Community Bank defined as less than $50 billion; excludes EverBank due to different business model and foreign headquartered banks

Note: As of June 30, 2025; illustrated pro forma for pending and completed acquisitions

Source: S&P Capital IQ Pro

5

HANCOCK WHITNEY

Orlando – Strong Market Demographics Total Deposits 12/31/20 $s in millions Time Deposits (retail) $1,835 7% Time Deposits (brokered) $14 ― Interest-bearing public funds $3,235 12% Interest-bearing transaction & savings $10,414 37% Noninterest bearing $12,200 44% $s in billions Avg Qtrly Deposits LQA EOP growth $28.0 $26.0 $24.0 $22.0 $20.0 $18.0 $16.0 1Q20 $24.3 20% 2Q20 $26.7 37% 3Q20 $26.8 -4% 4Q20 $27.0 10% 1Q21 $27.0 10% HNCOCK WHITNEY 15 One of the nation’s fastest-growing major metros, supported by sustained population growth and in-migration Diverse and expanding economy anchored by tourism, healthcare, technology, logistics, and professional services Attractive relative affordability enhances the market’s appeal for both businesses and residents Deep labor base and pro-growth environment support continued corporate and population expansion Source: S&P Capital IQ Pro; St. Louis Federal Reserve Economic Data; CensusReporter.org HWC’s Avg. MSA Orlando MSA National Pro Forma Avg. MSA HWC’s Avg. MSA Orlando MSA National Pro Forma Avg. MSA

WEST -1,140,456 SOUTH +3,157,525 MIDWEST -512,765 NORTHEAST -1,504,304 Florida Leads Population and Income Migration Top 5 States Net Domestic Migration 1. Florida 890,348 2. Texas 812,735 3. North Carolina 476,921 4. South Carolina 379,062 5. Tennessee 292,727 Blue highlight indicates Hancock Whitney markets Fastest Growing Large MSAs (2)     Population Proj. Population Median Proj. HHI Rank MSA (MM) Change (%) HHI ($) Change (%) 1 Austin-Round Rock-San Marcos, TX 2.6 9.3 110,379 14.3 2 Jacksonville, FL 1.8 8.8 84,976 9.7 3 Orlando-Kissimmee-Sanford, FL 3.0 8.3 86,099 14.6 4 Raleigh-Cary, NC 1.6 8.3 107,467 13.3 5 Houston-Pasadena-The Woodlands, TX 8.0 7.3 87,067 10.2 6 Dallas-Fort Worth-Arlington, TX 8.6 7.3 96,369 12.8 7 Charlotte-Concord-Gastonia, NC-SC 3.0 7.2 90,596 13.2 8 San Antonio-New Braunfels, TX 2.8 7.1 82,696 12.7 9 Tampa-St. Petersburg-Clearwater, FL 3.5 6.7 82,294 14.8 10 Greenville-Anderson-Greer, SC 1.0 6.7 76,852 14.3 U.S. Census Boundaries 4 Divisions (1) Based on net domestic migration from April1, 2020 to July 1, 2025 per the U.S. Census Bureau Includes MSAs with total population greater than 1 million Source: S&P Capital IQ Pro

Compelling Synergy Opportunity Hancock Whitney completed the acquisition of Sabal on May 2, 2025, expanding trust and asset management presence in Central Florida Orlando offers a venue to scale proven fee income and trust capabilities in a high-growth Florida market Ability to deepen relationships through tailored private banking solutions and other fee income offerings Opportunities for revenue synergies exist across the Hancock Whitney platform, but have not been modeled in this transaction for conservatism Fee Income Expansion Complementary Strategies and Culture Both Hancock Whitney and OFB have cultures centered around growth, teamwork, community support and associate retention and development The transaction adds OFB’s depth and granularity across the commercial real estate and C&I segments to Hancock Whitney’s loan portfolio

Expected Closing Required Approvals Personnel Projected Financial Results Transaction Overview Consideration: 100% cash Total consideration of $377.6 million for all outstanding common shares and options P / TBVPS= 200% P / 2026E Core EPS = 14.4x Franchise premium / core deposits = 11.8% Transaction Consideration & Valuation Rick Pullum, OFB President and CEO, to lead the Orlando, Jacksonville, and Panhandle markets Retention agreements in place for other key employees Customary regulatory approvals and OFB Bancshares, Inc., shareholder approval Q3 2026, subject to required approvals Transaction Assumptions Cost Savings: 40%, or $15.8 million, phased in at 75% in 2026 and 100% thereafter One-time Merger Expenses: $30 million pre-tax Gross Credit Mark: 1.47%, or $24.6 million, resulting in a net credit mark of $11.1 million; no CECL double count Loan Rate Mark: 1.0% mark down on loans Core Deposit Intangible: 3.0% of non-time deposits Revenue synergies are expected, but not modeled TBV earnback of approximately four years; consistent with stock buyback EPS accretion in the high single digits CET-1 ratio at close of 11.4%

Expected Improvement to Financial Results Note: Financial metrics are based on merger assumptions detailed herein and are not guarantees of future performance or outcomes; Hancock Whitney projections are based on analyst consensus estimates and OFB projections are based on management estimates 2027E ROTCE (%) Pro Forma 2027E Return on Assets (%) Pro Forma 2027E Efficiency Ratio (%) Pro Forma

Comprehensive Due Diligence Review 80+ Individuals across internal & external teams Substantial engagement of third-party advisors and consultants Multiple management meetings conducted covering all key diligence topics Granular review of cost savings, synergies, and deal charges Third-party credit review conducted alongside internal credit review Thorough Diligence Completed Key Diligence Highlights Legal, Risk, Regulatory & Compliance Human Resources Technology & Cybersecurity Corporate & Organizational Financial, Tax, Accounting & Real Estate Deposits & Funding Contracts Credit & Loan Review 1 100% of watch loans 2 100% of classified loans 3 Joint review by internal & external teams 4 Key Diligence Focus

How Hancock Whitney does business Our Mission. Each day, we reaffirm our mission to help people achieve their financial goals and dreams. Our Purpose. We work hard to create opportunities for people and the communities we serve, our purpose for doing what we do. Our Promise to Associates. We honor and respect associates with a heartfelt promise: You can grow. You have a voice. You are important. Honor & Integrity We proudly bear a figurative badge symbolizing our steady commitment to do the right thing for the people who depend on and trust us. Strength & Stability We maintain strong capital and solid business practices to anchor the company's financial soundness and offer clients safe harbor for their hard-earned money. Commitment to Service With a steadfast pledge to five-star excellence, we strive to deliver exceptional service to our clients and communities every day. Teamwork We embrace the importance of collaboration and work together with people, communities, and each other to empower success in the hometowns we serve. Personal Responsibility Each of us carries the long-burning light of accountability that leads us to go above and beyond our best.  Our core values.